                                                                  Exhibit (c)(3)


                        LITIGATION SETTLEMENT AGREEMENT
                        -------------------------------

     Litigation Settlement Agreement, dated as of May 13, 1998, by and among Bertucci's, Inc., a Massachusetts corporation (the "Company"); Ten Ideas, Inc., a Delaware corporation ("Ten Ideas"); Ten Ideas Acquisition Corp., a Massachusetts corporation ("Ten Ideas Acquisition"); NE Restaurant Company, Inc., a Delaware corporation ("NE Restaurant"); NERC Acquisition Corp., a Massachusetts corporation ("NERC"); and Joseph Crugnale ("Mr. Crugnale").

                                   WITNESSETH

     WHEREAS, the Company, Ten Ideas and Ten Ideas Acquisition are parties to a certain Agreement and Plan of Merger, dated as of February 13, 1998 (the "Ten Ideas Agreement"); pursuant to which Ten Ideas Acquisition would be merged with and into the Company with the Company being the surviving corporation; and

     WHEREAS, subsequent to execution of the Ten Ideas Agreement, three purported class action law suits, as set forth on Schedule A attached hereto,
                                                  ----------
were filed in Massachusetts Superior Court against the Company and the members of its Board of Directors, including Mr. Crugnale, claiming that the consummation of the Merger (as defined in the Ten Ideas Agreement) would be wrongful, unfair and in breach of the individual defendants' fiduciary duties (collectively, the "Stockholder Claims");

     WHEREAS, on May 13, 1998, the Company, NE Restaurant and NERC entered into an Agreement and Plan of Merger, pursuant to which NERC would be merged with the Company (the "NE Restaurant Agreement");

     WHEREAS, upon entering into the NE Restaurant Agreement, the Company, pursuant to Section 7.1(c) of the Ten Ideas Agreement, is required and has paid to Ten Ideas the sum of $1,500,000, plus documented expenses not to exceed $750,000 (the "Termination Fee"); and

     WHEREAS, the Parties hereto now wish to enter this Agreement in order to
(i) address the defense and settlement of the Stockholder Claims, and (ii) acknowledge and agree to payment by the Company of the Termination Fee to Ten Ideas.

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises contained herein and for good and valuable consideration, the receipt and adequacy of where are hereby acknowledged, the undersigned hereto agrees as follows:

     1.   Defense and Settlement of Litigation.  The Company, NE Restaurant and
          ------------------------------------
NERC hereby covenant and agree, jointly and severally, (i) to continue to permit Mr. Crugnale, Ten Ideas and Ten Ideas Acquisition to participate in the defense or settlement of each of the Stockholder Claims (or any claim consolidating the Stockholder Claims) in accordance with the provisions of Section 6.6 of the NE Restaurant Agreement and the Company's Restated By-laws, and (ii) not to settle or compromise any of the Stockholder Claims (or any claim consolidating the Stockholder Claims) unless such settlement or compromise includes the giving by the claimants thereunder to Mr. Crugnale, Ten Ideas and Ten Ideas Acquisition of an unconditional release from all liability in respect of each of the Stockholder Claims (or any such consolidated claim).

     2.   Termination Fee.  NE Restaurant and NERC hereby acknowledge that the
          ---------------
Company has paid the Termination Fee to Ten Ideas and the Company, NE Restaurant and NERC hereby agree that they shall in no event (i) contest the propriety of or the obligation to make such payments or (ii) seek to recover all or any portion of the Termination Fee.

     3.   Notice.  For purposes of this Agreement, all notices and all other
          ------
communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered personally, (b) sent by facsimile or similar electronic device and confirmed, (c) delivered by overnight express, or (d) if sent by any other means, upon receipt. Notices and all other communications provided for in this Agreement shall be addressed as follows:

     (a)  if to Ten Ideas, Ten Ideas
          Acquisition and Mr. Crugnale:  Ten Ideas, Inc.
                                         14 Audubon Road
                                         Wakefield, Massachusetts 01880
                                         Attn:  Joseph Crugnale, President

          with a copy to:                Posternak, Blankstein & Lund, L.L.P.
                                         100 Charles River Plaza
                                         Boston, Massachusetts 02114
                                         Attn:  Donald H. Siegel, P.C.

     (b)  if to the Company, to:         Bertucci's, Inc.
                                         14 Audubon Road
                                         Wakefield, Massachusetts 01880
                                         Attn:  Board of Directors
          with a copy to:                Hutchins, Wheeler & Dittmar
                                         A Professional Corporation
                                         101 Federal Street
                                         Boston, Massachusetts 02110
                                         Attn:  James Westra, Esq.

     (c)  if to NE Restaurant and
          NERC, to:                      NE Restaurant Company, Inc.
                                         80A Turnpike Road
                                         Westborough, Massachusetts 01581
                                         Attn:  President

          with copies to:                Jacobson Partners
                                         595 Madison Avenue
                                         New York, New York 10022
                                         Attn:  Benjamin Jacobson

          with copies to:                Stroock & Stroock & Lavan LLP
                                         180 Maiden Lane
                                         New York, New York  10038
                                         Attn:  David L. Finkelman, Esq.

     4.   Miscellaneous.  No provision of this Agreement may be modified,
          -------------
waived, or discharged unless such waiver, modification, or discharge is agreed to in a written instrument signed by the parties hereto. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not set forth expressly in this Agreement.

     5.   Validity.  The invalidity or unenforceability of any provision or
          --------
provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     6.   Counterparts.  This Agreement may be executed in several counterparts,
          ------------
each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.

     7.   Entire Agreement; Effectiveness.  This Agreement constitutes the
          -------------------------------
entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements or arrangements among the parties hereto or any other predecessor in interest thereto or any of their respective subsidiaries, on the other hand.

     8.   GOVERNING LAW.  THIS AGREEMENT, INCLUDING THE VALIDITY HEREOF AND THE
          -------------
RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF). EACH OF THE PARTIES HERETO AGREES THAT ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE THE RIGHTS OR OBLIGATIONS OF ANY PARTY HERETO UNDER THIS AGREEMENT MAY BE COMMENCED AND MAINTAINED IN ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS, AND THAT THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS SHALL HAVE NON-EXCLUSIVE JURISDICTION OVER ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT BY ANY OF THE PARTIES HERETO. EACH OF THE PARTIES HERETO FURTHER AGREES THAT PROCESS MAY BE SERVED UPON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED AS MORE GENERALLY PROVIDED IN SECTION 8 HEREOF, AND CONSENTS TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTIES WITH RESPECT TO ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ENFORCEMENT OF ANY RIGHTS UNDER THIS AGREEMENT.

     9.   Invalidity.  If any cause, paragraph, section or part of this
          ----------
Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or affect any other clause, paragraph, section or part of this Agreement.

     10.  Binding Effect; Assignment.  This Agreement shall be binding upon and
          --------------------------
inure to the benefit of the parties hereto and their respective heirs, successors, personal representatives and permitted assigns.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first set forth above.

                                    BERTUCCI'S, INC.

                                    By: /s/ Norman S. Mallett
                                        -----------------------------
                                        Name:
                                        Title:  Treasurer


                                    TEN IDEAS, INC.

                                    By: /s/ Joseph Crugnale
                                        -----------------------------
                                        Name: Joseph Crugnale
                                        Title: President


                                    TEN IDEAS ACQUISITION CORP.

                                    By: /s/ Joseph Crugnale
                                        -----------------------------
                                        Name: Joseph Crugnale
                                        Title: President


                                    NE RESTAURANT COMPANY, INC.

                                    By: /s/ Dennis Pedra
                                        -----------------------------
                                        Name: Dennis Pedra
                                        Title: President


                                    NERC ACQUISITION CORP.

                                    By: /s/ Paul Hoagland
                                        -----------------------------
                                        Name: Paul V. Hoagland
                                        Title: Asst. Treasurer and Chief
                                               Financial Officer

                                    /s/ Joseph Crugnale
                                    ---------------------------------
                                    Joseph Crugnale

                                   SCHEDULE A
                                   ----------


MARIETTA BREWSTER,
v.
JOSEPH CRUGNALE, ROBERT L.
LESTINA, JR., JAMES WESTRA, E.
BULKELEY GRISWOLD, ALLAN J.
STEINMETZ, and BERTUCCI'S, INC.
Civil Action No. 98-793

SANDRA WEISS, on behalf of herself
and all others similarly situated
v.
BERTUCCI'S, INC., JOSEPH CRUGNALE,
ROBERT L. LESTINA, JAMES WESTRA,
E. BULKELEY E. GRISWOLD, and ALLAN
J. STEINMETZ
Civil Action No. 98-811

KEITH JAMISON, on behalf of himself and
all others similarly situated
v.
JOSEPH CRUGNALE, ROBERT L.
LESTINA, JR., JAMES WESTRA, E.
BULKELEY GRISWOLD, ALLAN J.
STEINMETZ, and BERTUCCI'S, INC.
Civil Action No. 98-877